Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141861 on Form S-3 and in Registration Statement Nos. 333-213712 and 333-141344 on Form S-8 of AMREP Corporation of our report dated July 24, 2026, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the years ended April 30, 2026 and 2025.

/s/ Rosenberg Rich Baker Berman, P.A.
Somerset, New Jersey
July 24, 2026